Exhibit 23



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements, File Numbers 33-71130, 33-15868, and 33-54329.


                                   Arthur Andersen LLP


Minneapolis, Minnesota,
  March 13, 1996